EXHIBIT A
                            JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Form 4 to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Form, as it may be amended, jointly on behalf of such parties.

Dated:  November 16, 2010

GREEK INVESTMENTS, INC.

By:       /s/ Panayotis Constantino
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Name:     Panayaotis Constantino
Title:    Director
          10% Owner


/s/ Jorge Constantino
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JORGE CONSTANTINO
Title: Director
       10% Owner